UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549





                          FORM 8-K


                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  February 7, 2003



              ADDvantage Technologies Group, Inc.
     (Exact name of Registrant as specified in its charter)




    Oklahoma                1-10799               73-1351610

(State or other           (Commission               (I.R.S.
jurisdiction of               File                 Employer
 incorporation)             Number)             Identification
                                                     No.)


                        1605 E. Iola
                   Broken Arrow, Oklahoma
          (Address of principal executive offices)

                            74012
                         (Zip code)

                       (918) 251-9121
    (Registrant's telephone number, including area code)




Item 7.  Financial Statements And Exhibits

(c)      Exhibits

99.1     Press Release Announcing 1st Quarter 2003 Financial Results

Item 9.  Regulation FD Disclosure

On February 7, ADDvantage Technologies Group, Inc. issued a press release announcing the financial results for the first quarter of fiscal year 2003. A copy of the press release is filed as an exhibit to this report and is incorporated by reference herein.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                ADDvantage Technologies Group, Inc.


Dated:  February 7, 2003        By: /s/ Kenneth A. Chymiak
                                ------------------------------
                                Kenneth A. Chymiak, President


                   FD DISCLOSURE SCHEDULE


                  ADDvantage Technologies Group, Inc.
                  Reports First Quarter 2003 Results

Broken Arrow, Oklahoma, February 7, 2003--ADDvantage Technologies
Group, Inc. (OTCBB:ADDM) today announced its financial results for the first quarter ended December 31, 2002.
          Revenues for the first quarter of fiscal 2003 rose 37.8% to $7.7 million from $5.6 million for the same quarter of fiscal 2002, primarily due to the positive results of marketing to the large cable multiple system operators and the distributor relationships we have established with Scientific Atlanta, Motorola and various other manufacturers within the last two years. Net income applicable to Common Stock for the current quarter increased 100% to $704,000, or $.07 per share, as compared to $352,000, or $.04 per share in the prior year.
     "We are pleased with our strong results despite challenging market conditions," said Ken Chymiak, President of ADDvantage Technologies Group. "Our strategic relationship with Scientific Atlanta, a large inventory of both new and refurbished products and aggressive marketing at all of our divisions were the primary drivers of our performance."

ADDVANTAGE TECHNOLOGIES GROUP, INC. and its subsidiaries, TULSAT, LEE CATV Corporation, NCS Industries, Comtech Services, TULSAT - Texas, and TULSAT-Atlanta comprise an organization involved in the re-manufacture, repair and sale of previously owned cable television ("CATV") equipment and the distribution of new and surplus equipment to CATV operators. For more information, please visit the corporate web site at www.addvantagetech.com or contact the company directly at 918-251-9121.

The information in this announcement may include forward-looking statements. All statements, other statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results and developments to differ materially from these statements.
A complete discussion of these risks and uncertainties is contained in the Company's reports and documents filed from time to time with the Securities and Exchange Commission.

                  ADDvantage Technologies Group, Inc.
                        Statement of Operations
                              (Unaudited)


                     ADDvantage Technologies Group, Inc.
                         Statement of Operations

                                (Unaudited)


                                   Three Months Ended
                                     December 31


                                  2002          2001
Revenues                      $ 7,696,978   $ 5,584,729

Operating Income              $ 1,648,604   $ 1,075,628

Net Income Applicable
  to Common Stock             $   704,175   $   351,780

Net Income Per Share
  of Common Stock
      Basic                   $       .07   $       .04
      Diluted                 $       .07   $       .04

Shares Used in Computing
  Net Income Per Share:
   Basic and Diluted           10,004,181     9,991,716








  For further information:
Company Contact:
Ken Chymiak        (9l8) 25l-2887
David Chymiak     (9l8) 25l-2887
Adam Havig          (9l8) 25l-9l2l